Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Clarus Therapeutics Holdings, Inc. of our report dated May 13, 2021, relating to the financial statements of Clarus Therapeutics, Inc., appearing in the Registration Statement (No. 333- 259915) on Form S-1 and related prospectus of Clarus Therapeutics Holdings, Inc.

/s/ RSM US LLP

Chicago, Illinois
November 19, 2021

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